J·R ENGINEERING
A Westrian Company

PENA STATION FILING NO. 1 –SMT REMAINDER

PROPERTY DESCRIPTION

A PARCEL OF LAND BEING A PORTION OF THAT PROPERTY DESCRIBED UNDER RECEPTION NUMBER 2012179295 IN THE OFFICES OF THE DENVER COUNTY CLERK AND RECORDER, LOCATED IN THE NORTHEAST ONE-QUARTER OF THE NORTHWEST ONE-QUARTER OF SECTION 9, TOWNSHIP 3 SOUTH, RANGE 66 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BASIS OF BEARINGS: THE EAST LINE OF THE NORTHEAST ONE-QUARTER OF THE NORTHWEST ONE-QUARTER OF SECTION 9, TOWNSHIP 3 SOUTH, RANGE 66 WEST OF THE 6TH PRINCIPAL MERIDIAN MONUMENTED BY A 3-1/4" ALUMINUM CAP STAMPED: LS 20699 AT THE NORTH ONE-QUARTER CORNER AND A 3-1/4" ALUMINUM CAP STAMPED: LS 13239 AT THE CENTER NORTH ONE-SIXTEENTH CORNER, BEING ASSUMED TO BEAR S00°21'23"E A DISTANCE OF 1324.86 FEET.

COMMENCING AT THE NORTH ONE-QUARTER CORNER OF SAID SECTION 9;

THENCE ON THE EAST LINE OF THE NORTHEAST ONE-QUARTER OF THE NORTHWEST ONE-QUARTER OF SAID SECTION 9, S00°21'23"E, A DISTANCE OF 30.00 FEET, TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF 64TH AVENUE, SAID POINT BEING THE **POINT OF BEGINNING;**

THENCE CONTINUING ON SAID EAST LINE, S00°21'23"E A DISTANCE OF 651.44 FEET;

THENCE N89°52'28"W A DISTANCE OF 636.03 FEET, TO A POINT ON THE WESTERLY LINE OF SAID PROPERTY DESCRIBED UNDER RECEPTION NO. 2012179295;

THENCE ON SAID WESTERLY LINE, N00°16'33"E A DISTANCE OF 651.66 FEET, TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID 64TH AVENUE;

THENCE ON SAID SOUTHERLY RIGHT-OF-WAY LINE, S89°51'09"E A DISTANCE OF 628.84 FEET, TO THE **POINT OF BEGINNING.**

CONTAINING A CALCULATED AREA OF 412,053 SQUARE FEET OR 9.4594 ACRES.

PROPERTY DESCRIPTION STATEMENT

I, JARROD ADAMS, A PROFESSIONAL LAND SURVEYOR LICENSED IN THE STATE OF COLORADO, DO HEREBY STATE THAT THE ABOVE PROPERTY DESCRIPTION AND ATTACHED EXHIBIT WERE PREPARED UNDER MY RESPONSIBLE CHARGE, AND ON THE BASIS OF MY KNOWLEDGE, INFORMATION AND BELIEF, ARE CORRECT.

JARROD ADAMS, PROFESSIONAL LAND SURVEYOR
COLORADO NO. 38252
FOR AND ON BEHALF OF JR ENGINEERING, LLC

COLORADO LICENSED JARROD ADAMS 38252 PROFESSIONAL LAND SURVEYOR
8-6-15

EXHIBIT


NW COR. SEC. 9
T.3S, R.66W, 6TH P.M.
RECOVERED 3-1/4" ALUM. CAP
STAMPED: LS 23899
PER MON. REC. RECORDED
NOV. 01, 2011
POINT OF COMMENCEMENT
N 1/4 COR. SEC. 9
T.3S, R.66W, 6TH P.M.
RECOVERED 3-1/4" ALUM. CAP
STAMPED: LS 20699
PER MONUMENT RECORD
DATED FEB. 16, 1996
N. LINE NW1/4 SEC. 9
T.3S., R.66W., 6TH P.M.
S89°51'09"E 2648.62'
64TH AVE.
30.00'
S89°51'09"E 628.84'
POINT OF BEGINNING
UNPLATTED CITY AND COUNTY OF DENVER/DIA REC. NO. R-93-0065873
N00°16'33"E 651.66'
NE1/4, NW1/4 SEC. 9,
T.3S, R.66W, 6TH P.M.
UNPLATTED
SMT INVESTORS, LLP.
REC. NO. 2012179295
DIBC RESIDENTIAL, LLC
REC. NO. 9800129848
REC. NO. 9700083129
S00°21'23"E 651.44'
S00°21'23"E 1324.86'
E. LINE NE1/4, NW1/4 SEC. 9
T.3S., R.66W., 6TH P.M.
BASIS OF BEARINGS
12' ACCESS AND
UTILITY EASEMENT
REC. NO. 2008006051
N89°52'28"W 636.03'
C-N 1/16TH COR. SEC. 9
T.3S, R.66W, 6TH P.M.
RECOVERED 3-1/4" ALUM. CAP
STAMPED: LS 13239
PER MON. REC. RECORDED JUNE 29, 1990
0.40' NORTH OF TRUE POSITION
PER SURVEY PERFORMED BY ROGER
PATTERSON, LAST REVISED 2/26/90
N
100 50 0 100
ORIGINAL SCALE: 1" = 100'

NOTE: THIS EXHIBIT DOES NOT REPRESENT A MONUMENTED SURVEY. IT IS INTENDED ONLY TO DEPICT THE ATTACHED PROPERTY DESCRIPTION.

PENA STATION FILING NO. 1-REMAINDER SMT
SMT LEGALS
PROJECT NO.: 15500.05
DATE: 08/05/15

J·R ENGINEERING
A Westrian Company
Centennial 303-740-9393 • Colorado Springs 719-593-2593
Fort Collins 970-491-9888 • www.jrengineering.com